SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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IRIDEX CORPORATION

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IRIDEX CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 7, 2007
TO THE STOCKHOLDERS:
     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of IRIDEX Corporation, a Delaware corporation (the “Company”), will be held on June 7, 2007 at 10:00 a.m., Pacific Daylight Savings Time, at the Company’s principal executive offices located at 1212 Terra Bella Avenue, Mountain View, California 94043 for the following purposes:
1.	To elect seven (7) directors to serve for the ensuing year or until their successors are elected and qualified (Proposal 1);

2.	To approve an amendment to the amended and restated 1998 Stock Plan to increase the number of shares of common stock of the Company reserved for issuance thereunder (Proposal 2);

3.	To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accountants of the Company for the fiscal year ending December 29, 2007 (Proposal 3); and

4.	To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.
     Stockholders of record at the close of business on April 9, 2007 shall be entitled to notice of and to vote at the Annual Meeting.
     All stockholders are cordially invited to attend the meeting. However, to ensure your representation at the Annual Meeting, please vote as soon as possible using one of the following methods: (1) by using the Internet as instructed on the enclosed proxy card, (2) by telephone by calling the toll-free number as instructed on the enclosed proxy card or (3) by mail by completing, signing, dating and returning the enclosed paper proxy card in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has previously voted using the Internet, telephone or proxy card.

By Order of the Board of Directors of IRIDEX Corporation,

Mountain View, California	Barry G. Caldwell
April 27, 2007	President and Chief Executive Officer

YOUR VOTE IS IMPORTANT
IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY (1) USING THE INTERNET, (2) TELEPHONE OR (3) COMPLETING AND RETURNING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

PROXY STATEMENT
PROPOSAL ONE
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE NOMINEES LISTED ABOVE
PROPOSAL TWO
PROPOSAL THREE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION AND NOMINATING COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE AUDIT AND CORPORATE GOVERNANCE COMMITTEE OF THE BOARD OF DIRECTORS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS

IRIDEX CORPORATION
1212 Terra Bella Avenue
Mountain View, CA 94043

PROXY STATEMENT
FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING
General
     The accompanying Proxy is solicited on behalf of the Board of Directors (the “Board”) of IRIDEX Corporation, a Delaware corporation (the “Company” or “IRIDEX”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the principal executive offices of the Company located at 1212 Terra Bella Avenue, Mountain View, California 94043 on Thursday, June 7, 2007, at 10:00 a.m., Pacific Daylight Savings Time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company’s telephone number is (650) 940-4700.
     These proxy solicitation materials and the Annual Report on Form 10-K for the fiscal year ended December 30, 2006, including financial statements, were mailed on or about April 27, 2007 to all stockholders entitled to vote at the meeting.
Record Date and Share Ownership
     Stockholders of record at the close of business on April 9, 2007 (the “Record Date”) are entitled to notice of and to vote at the meeting and at any adjournment(s) thereof. At the Record Date, 8,192,787 shares of the Company’s Common Stock, par value $0.01 per share, were issued and outstanding and held of record by approximately sixty-six (66) stockholders.
Revocability of Proxies
     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (a) delivering to the Company at its principal offices to the attention of the Company’s Chief Financial Officer a written notice of revocation or a duly executed proxy bearing a later date or (b) attending the meeting and voting in person.
Voting
     Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder. Holders of the Company’s Common Stock are the only security holders of the Company entitled to vote at the Annual Meeting. The stockholders may not cumulate votes in the election of directors.
Solicitation of Proxies
     The cost of this solicitation will be borne by the Company. The Company has retained the services of The Proxy Advisory Group, LLC (the “Agent”) to perform a search of brokers, bank nominees and other institutional owners and to solicit proxies. The Company estimates that it will pay the Agent a fee of $10,000 for its services and out-of-pocket expenses. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone or other electronic means.
Quorum; Abstentions; Broker Non-Votes
     Votes cast by a properly submitted proxy card, or voted by telephone or by using the Internet or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the “Inspector”). Holders of a majority of shares entitled to vote must be present at the meeting or represented by a properly submitted proxy card, or voted by telephone or by using the Internet in order for a quorum to exist. The Inspector will also determine whether or not a quorum is present. Except with respect to the Election of Directors under Proposal One, which will be decided by a plurality vote of the votes duly cast at a duly held meeting at which a quorum is present, the affirmative vote of a majority of the votes duly cast at a duly held meeting at which a quorum is present is required under Delaware law and the Company’s Bylaws for approval of all proposals presented to stockholders.
     Shares that are timely voted by telephone, the Internet or a properly dated, executed and returned proxy card will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted (i) FOR the election of the nominees for directors set forth herein; (ii) FOR the approval of the amended and restated 1998 Stock Plan; (iii) FOR the ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 29, 2007; and (iv) in the proxy holder’s discretion, upon such other business as may properly come before the Annual Meeting or any adjournment thereof.
     Pursuant to Delaware law, the Inspector will treat shares that are voted “FOR,” “AGAINST,” “WITHHELD” or “ABSTAIN” as being present and entitled to vote for purposes of determining the presence of a quorum and as shares entitled to vote (the “Votes Cast”) on the subject matter at the Annual Meeting with respect to such matter. With respect to broker non-votes, although broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.
     If you hold your shares through a broker, bank or other nominee and you do not instruct them how to vote, your broker, bank or other nominee may have authority to vote your shares on your behalf.
Deadline for Receipt of Stockholder Proposals to be Presented at the Next Annual Meeting
     Stockholders of the Company may submit proposals on matters appropriate for stockholder action at meetings of the Company’s stockholders, including nominations for the election of directors, in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The deadline for submitting all proposals by any stockholder to be presented at the 2008 Annual Meeting of Stockholders must be received by the Company at its principal executive offices, attention: Secretary, no later than December 29, 2007 and must otherwise be in compliance with applicable laws and regulations in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.
     In addition, the Company’s Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company’s proxy statement, to be brought before an annual meeting of stockholders. To be properly brought before an annual meeting of stockholders outside the processes of Rule 14a-8, notice of nominations for the election of directors or other business proposals must be delivered in writing to the Secretary of the Company at the principal executive offices of the Company no later than December 29, 2007. However, in the event the date of the 2008 Annual Meeting of Stockholders is more than 30 days before or after (other than as a result of adjournment) the one year anniversary of the 2007 Annual Meeting of Stockholders, notice by the stockholder to be timely must be delivered in writing not later than (i) 60 days before the 2008 Annual Meeting of Stockholders, or (ii) 10 days after the day on which a public announcement of the date of such meeting is first made.
     If a stockholder intends to submit a proposal at the Company’s 2008 Annual Meeting of Stockholders which is not eligible for inclusion in the proxy statement relating to the meeting, and the stockholder fails to give the Company notice of the proposal on or prior to December 29, 2007 and in accordance with the requirements set forth in the Exchange Act, then the proxy holders will be allowed to use their discretionary authority with regard to proxies delivered in connection with the 2008 Annual Meeting of Stockholders when and if the proposal is raised at the Company’s Annual Meeting in 2008.
Stockholder Information
     A copy of the Company’s Annual Report on Form 10-K for the year ended December 30, 2006, including financial statements and schedules, is enclosed with these proxy solicitation materials. In compliance with Rule 14a-3 promulgated under the Exchange Act, the Company hereby undertakes to provide without charge to each person upon written request, a copy of the Company’s Annual Report on Form 10-K for the year ended December 30, 2006, including the financial statements and financial schedules thereto. Requests for such copies should be directed to IRIDEX Corporation, 1212 Terra Bella Avenue, Mountain View, California 94043, Attention: Investor Relations.
     If you share an address with another stockholder, you may receive only one set of proxy materials (including our Annual Report on Form 10-K and proxy statement) unless you have previously provided contrary instructions. If you wish to receive a separate set of proxy materials, please request the additional copies by contacting us as instructed in the previous sentence, or by contacting our Investor Relations Department at (650) 940-4700. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may contact us at the address or telephone number specified above to request that only a single copy of these materials be delivered to your address in the future.

PROPOSAL ONE
ELECTION OF DIRECTORS
Nominees
     A board of seven (7) directors is to be elected at the Annual Meeting. Drs. Hammond and Garrettson and Messrs. Boutacoff, Caldwell, Donovan, Anderson and Fitch are all currently elected members of the Board and are standing for re-election. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the seven (7) nominees named below, all of whom are presently directors of the Company. Each nominee has consented to be named a nominee in this Proxy Statement and to continue to serve as a director if elected. Should any nominee become unable or decline to serve as a director or should additional persons be nominated at the Annual Meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many nominees listed below as possible (or, if new nominees have been designated by the Board, in such a manner as to elect such nominees) and the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any reason that any nominee will be unable or will decline to serve as a director. Each director elected at the Annual Meeting will serve until the next Annual Meeting of Stockholders or until such director’s successor has been elected and qualified. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of the Company. There is no family relationship between any director or executive officer of the Company.
     The names of, and certain information regarding, the nominees, as of April 9, 2007 are set forth below:

			Director
Name of Nominee	Age	Principal Occupation	Since
Barry G. Caldwell	56	President, Chief Executive Officer and Director of the Company	2005
Theodore A. Boutacoff	59	Director of the Company, Chairman of the Board and senior principal advisor to the Company’s Chief Executive Officer	1989
James L. Donovan	69	Vice President, Corporate Business Development and Director of the Company	1989
Donald L. Hammond, D.Sc. (1)(2)(4)	79	Director of the Company	1990
Robert K. Anderson (1)(4)	71	Director of the Company	1999
Sanford Fitch (1)(2)(3)	66	Director of the Company	2004
Garrett A. Garrettson, Ph.D. (1)(2)(4)	63	Director of the Company, Consultant	2004

(1)	Board has made affirmative determination that member is independent as defined under the listing standards of the Nasdaq Stock Market.

(2)	Member of the Audit and Corporate Governance Committee.

(3)	Audit committee financial expert as defined in the rules of the Securities and Exchange Commission.

(4)	Member of the Compensation and Nominating Committee.
     Barry G. Caldwell joined the Company in July 2005 as its President, Chief Executive Officer and a member of its Board of Directors. From 1979 to 2002, Mr. Caldwell served in various capacities with Alcon Laboratories, Inc., a leading developer, manufacturer and marketer of ophthalmology products. His executive positions included Vice President and General Manager of Alcon’s US Surgical Division and Vice President of Alcon Canada. Mr. Caldwell previously served on the Board of Directors for Laser Diagnostic

Technologies and Tekia, Inc. In addition, he has served on the Board of Directors for three ophthalmic industry groups, AdvaMed, NAEVR and EyeRx Coalition. He is also a former member of the Kentucky State Legislature where he served three consecutive terms in the State’s House of Representatives. Mr. Caldwell has a Bachelor of Arts in Political Science and English from Georgetown College and a Juris Doctorate from the Northern Kentucky University Chase College of Law.
     Theodore A. Boutacoff currently serves as the Chairman of the Company’s Board of Directors and senior principal advisor to the Company’s Chief Executive Officer. Mr. Boutacoff co-founded the Company and served as its President and Chief Executive Officer from February 1989 to July 2005 and has been a member of its Board of Directors since February 1989. Mr. Boutacoff received a B.S. in Civil Engineering from Stanford University.
     James L. Donovan co-founded the Company, has been a director of the Company since 1989 and has served as the Company’s Vice President, Corporate Business Development since October 1997. Mr. Donovan also served as Chief Financial Officer of the Company from February 1989 to October 1997, except during the period from June 1996 to November 1996. Mr. Donovan received a B.S. in Business Administration from Southern Oregon University.
     Donald L. Hammond, D.Sc., has served as a director of the Company since 1990. Dr. Hammond has been retired since 1989. From 1966 to 1989, Dr. Hammond was the Director of Hewlett-Packard Laboratories, a computer and instrument company. Dr. Hammond received a B.S., an M.S. and a D.Sc. in Physics from Colorado State University. Dr. Hammond also received a degree in Elasticity from Columbia University.
     Robert K. Anderson has served as a director of the Company since 1999. Mr. Anderson co-founded Valleylab, Inc., a manufacturer of surgical equipment, in 1969 and served as its Chairman and Chief Executive Officer until 1986. In 1983, Valleylab, Inc. was acquired by Pfizer, Inc. and Mr. Anderson remained as Chairman until 1996. Mr. Anderson has been retired since 1996. Mr. Anderson received a B.E.E. in Electrical Engineering from University of Minnesota.
     Sanford Fitch has served as a director of the Company since 2004. Mr. Fitch has served as a director of Foxhollow Technologies, Inc., a public company, that designs, develops, manufactures and sells medical devices, since June 2004. Mr. Fitch also currently serves as a director of Ozone International, Inc. a privately held technology company. Mr. Fitch served as a director and Audit Committee Chairman of Conceptus Inc., a medical device company, from December 1994 until April 2004. Mr. Fitch served as Chief Financial Officer of several start-up technology companies from 1998 until 2002. Mr. Fitch was Chief Financial Officer and Senior Vice President of Operations of Conceptus from December 1994 through October 1998 and took the company public in 1996. From December 1990 to January 1994, Mr. Fitch served as Chief Financial Officer of SanDisk Corp., a manufacturer of flash memory devices. From 1983 through 1989, Mr. Fitch was the Chief Financial Officer of Komag Inc., a manufacturer of rigid thin film media for the disk drive industry and took the company public in 1987. Mr. Fitch holds a B.S. in Chemistry and an M.B.A. from Stanford University.
     Garrett A. Garrettson, Ph.D. has served as a director of the Company since 2004. Dr. Garrettson is currently CEO of Fresco Technologies, a privately held digital imaging company, as well as a consultant. From 2001 until 2004, he was the President and Chief Executive Officer of ClairVoyante Laboratories, a privately held company that develops and licenses proprietary intellectual property to flat panel display manufacturers. Prior to this, Dr. Garrettson was affiliated with Spectrian Corporation, a manufacturer of high power radio frequency transistors and amplifiers for wireless network equipment. He served as President and Chief Executive Officer from 1996 to 2000 and as Chairman of the Board from 2000 to 2002. Before joining Spectrian, Dr. Garrettson served as the President and Chief Executive Officer of Censtor Corporation from

1993 to 1996, a developer of contact magnetic recording head disc technology for the data storage industry. From 1989 to 1993, Dr. Garrettson was the Vice President of Strategic Marketing, Corporate Development and Technology at Seagate Technology, a maker of hard disc drives and storage systems. Dr. Garrettson has also served as the Vice President of the Minneapolis Data Storage Operations at Imprimis Technology, and as a Laboratory Director at Hewlett Packard. Dr. Garrettson has served on boards of seven public companies and numerous private companies, and is currently a director of Catalyst Semiconductor, GSI Group, and Giga-tronics. Dr. Garrettson is also on the board of private companies Fresco Technologies and Purdy Electronics, and the advisory boards of Diamond Head Ventures and ClairVoyante Laboratories. Dr. Garrettson has an M.S. in Engineering Physics as well as a Ph.D. in Mechanical Engineering from Stanford University.
Required Vote
     Directors will be elected by a plurality vote of the shares of the Company’s Common Stock present or represented and entitled to vote on this matter at the meeting. Accordingly, the seven (7) candidates receiving the highest number of affirmative votes of shares represented and voted on this proposal at the meeting will be elected directors of the Company. Votes withheld from a nominee will be counted for purposes of determining the presence or absence of a quorum but because directors are elected by a plurality vote, will have no impact once a quorum is established. See “Information Concerning Solicitation and Voting — Quorum; Abstentions; Broker Non-Votes.”
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” THE NOMINEES LISTED ABOVE
Board Meetings and Committees
     The Board held a total of ten (10) meetings during the fiscal year ended December 30, 2006. No director serving during the fiscal year attended fewer than 75% of the aggregate of all meetings of the Board and the committees of the Board upon which such director served, except Donald Hammond, who attended 62% of such meetings. The Board has two standing committees, the Audit and Corporate Governance Committee and the Compensation and Nominating Committee.
     Audit and Corporate Governance Committee. The Audit and Corporate Governance Committee of the Board consisted of Mr. Fitch and Drs. Hammond and Garrettson during the fiscal year ended December 30, 2006. The Audit and Corporate Governance Committee held eleven (11) meetings during the last fiscal year. Mr. Fitch is chairman of the Audit and Corporate Governance Committee. From time to time, Messrs. Caldwell and Tannenbaum also attend and participate in meetings of the Audit and Corporate Governance Committee. The Board has determined that each member of the Audit and Corporate Governance Committee is independent as defined under the listing standards of The Nasdaq Stock Market and that Mr. Fitch is an “audit committee financial expert” as defined in rules of the Securities and Exchange Commission (the “SEC”). Among other things, the Audit and Corporate Governance Committee reviews and advises the Board regarding the Company’s accounting matters and is responsible for appointing and overseeing the work of the independent public accountants, pre-approving audit and non-audit services to be provided by the independent public accountants, reviewing and evaluating the accounting principles being applied to the Company’s financial reports, reviewing and making recommendations regarding the composition and mandate of Board committees, developing overall governance guidelines, and overseeing the performance and compensation of the Board. The Audit and Corporate Governance Committee adopted a written charter in April 2004, a copy of which is available on our website at www.iridex.com.
     Compensation and Nominating Committee. The Compensation and Nominating Committee of the Board, which consisted of Mr. Anderson and Drs. Hammond and Garrettson, during the fiscal year ended

December 30, 2006, held four (4) meetings during the last fiscal year. Dr. Hammond is chairman of the Compensation and Nominating Committee. Dr. Garrettson became a member of the Compensation and Nominating Committee in February 2005, and Mr. Anderson became a member of the Compensation and Nominating Committee in December 2005. The Board has determined that each member of the Compensation and Nominating Committee is independent as defined under the listing standards of The Nasdaq Stock Market. Among other things, the Compensation and Nominating Committee reviews and advises the Board regarding all forms of compensation to be provided to the officers, employees, directors and consultants of the Company, develops general criteria regarding the qualifications and selection of Board members, and recommends candidates for election to the Board. It is the policy of the Compensation and Nominating Committee to consider nominees for the Board submitted by the stockholders of the Company. For more information regarding the submission of nominees for the Board, see the discussion in “Corporate Governance Matters.” The Compensation and Nominating Committee adopted a written charter in April 2004, a copy of which is available on our website at www.iridex.com.
Compensation Committee Interlocks and Insider Participation in Compensation Decisions
     The monetary compensation described herein applies to each of the Company’s non-employee directors. The Compensation and Nominating Committee consisted of Mr. Anderson and Drs. Hammond and Garrettson, during the fiscal year ended December 30, 2006. Mr. Caldwell is asked to participate in discussions regarding salaries and incentive compensation for all employees (including officers) and consultants to the Company, except that Mr. Caldwell is excluded from discussions regarding his own salary and incentive compensation. Except as set forth above, none of the members of the Compensation and Nominating Committee is currently or has been, at any time since the formation of the Company, an officer or employee of the Company. No member of the Compensation and Nominating Committee had any relationship requiring disclosure by the Company under any paragraph of Item 404 (§229.404). No member of the Compensation and Nominating Committee or executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board or its Compensation and Nominating Committee.
Director Compensation
     Members of the Board of Directors (if non-employees) receive $1,500 per Board meeting attended. The Chairman of the Board (if non-employees) receives $2,000 per Board meeting attended. Members of the Audit and Corporate Governance Committee and the Compensation and Nominating Committee receive $1,000 per committee meeting attended, and the Chairman of each of these committees receives $1,500 per committee meeting attended. In addition, directors are also reimbursed for reasonable out-of-pocket expenses incurred by them in attending such meetings.
     The Company’s 1995 Director Option Plan (the “Director Plan”) was adopted by the Board in October 1995, approved by the stockholders in January 1996 and expired in October 2005. As of April 9, 2007, options issued under the Director Plan to purchase 97,500 shares remained outstanding and subject to the terms and conditions of such plan. The Director Plan provided for the automatic and nondiscretionary grant of a nonstatutory stock option to purchase 11,250 shares of the Company’s Common Stock to each non-employee director on the date on which such person first becomes a director (the “First Option”). The First Option becomes exercisable as to one-twelfth (1/12) of the shares subject to the option each quarter and vests over a three-year period. Thereafter, each non-employee director was automatically granted an option to purchase 3,750 shares of Common Stock on July 1st of each year, if on such date he or she had served on the Board for at least six months (the “Subsequent Option”). The Subsequent Option becomes exercisable as to one-fourth (1/4) of the shares subject to the option each quarter, commencing one quarter after the First Option and any previously granted Subsequent Option have become fully exercisable. The Director Plan provided that the exercise price of options granted thereunder be equal to the fair market value of the Company’s Common Stock as of the date of grant.
     The 1998 Stock Plan was adopted by the Board in February 1998 and was approved by the stockholders in June 1998. The 1998 Plan, as amended provides for the grant of the following types of incentive awards: (i) stock options; (ii) stock appreciation rights; (iii) restricted stock, (iv) restricted stock units, and (v) performance units and performance shares to employees, directors and consultants of the Company. With the recent expiration of the Company’s Director Option Plan, the Company anticipates that future equity compensation granted to the Company’s non-employee directors will be granted under the 1998 Stock Plan. The Company plans to grant nonstatutory stock options to purchase 15,000 shares of the Company’s Common Stock to each non-employee director upon such person first becoming a director, and grant an additional nonstatutory stock option to purchase 5,000 shares of the Company’s Common Stock to each non-employee director each year thereafter. Such options will have an exercise price equal to the fair market value of the Company’s Common Stock as of the date of grant.
     On July 1, 2006, Drs. Garrettson and Hammond and Messrs. Anderson and Fitch each received automatic and non-discretionary grants of nonstatutory stock options to purchase 5,000 shares of the Company’s Common Stock under the 1998 Stock Plan as compensation for their services as directors. These stock options were granted with an exercise price of $9.79 per share, are subject to vesting as described in the previous paragraph and have a term of 7 years.
     Compensation for Fiscal 2006
     The following table provides information concerning the compensation paid by us to each of our non-employee directors for fiscal 2006. Mr. Caldwell, Mr. Boutacoff and Mr. Donovan, who are our employees, do not receive additional compensation for their services as a director.
Non-Employee Directors — Summary Compensation Table, 2006

	Fees Earned or Paid	Option
	in Cash	Awards	Total
Name	($)	($) (1) (2)	($)
Robert K. Anderson	$15,000	$32,918	$47,918
Sanford Fitch	$28,500	$32,918	$61,418
Garrett Garretson	$28,500	$32,918	$61,418
Donald L. Hammond	$23,500	$32,918	$56,418

(1)	Reflects the dollar amount recognized for financial statement reporting purposes for fiscal 2006, in accordance with FAS 123(R), and this may include amounts for awards granted in and prior to 2006. The assumptions used in the valuation of these awards are set forth in the notes of our Annual Report on Form 10-K for the year ended December 30, 2006 and filed with the SEC on March 30, 2007. These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual value that will be recognized by the directors.

(2)	As of December 31, 2006, the aggregate number of underlying options outstanding for each of our non-employee directors is outlined below:

Non-Employee Directors — Shares Underlying Outstanding Options -2006

Aggregate Number of
Shares Underlying
Name	Outstanding Options
Robert K. Anderson	25,520
Sanford Fitch	11,457
Garrett A. Garrettson	10,520
Donald L. Hammond	30,520
Corporate Governance Matters
     Independence of the Board of Directors. The Board has determined that, with the exception of Mr. Caldwell, who is the President and Chief Executive Officer of the Company, Mr. Boutacoff, who previously served as the Company’s Chief Executive Officer and currently serves as senior principle advisor to the Company’s Chief Executive Officer, and Mr. Donovan, who is the Vice President, Corporate Business Development of the Company, all of its members are “independent directors” as defined in the listing standards of The Nasdaq Stock Market.
     Contacting the Board of Directors. Any stockholder who desires to contact our Chairman of the Board or the other members of our Board may do so electronically by sending an email to the following address: BOD@iridex.com. Alternatively, a stockholder can contact our Chairman of the Board or the other members of the Board by writing to: Board of Directors, c/o Chairman of the Board, IRIDEX Corporation, 1212 Terra Bella Avenue, Mountain View, CA 94043. Communications received electronically or in writing will be distributed to the Chairman of the Board or the other members of the Board as appropriate depending on the facts and circumstances outlined in the communication received.
     Attendance at Annual Stockholder Meetings by the Board of Directors. The Company has adopted a formal policy regarding attendance by members of the Board at the Company’s annual meeting of stockholders. The Company’s policy is that it encourages, but does not require, directors to attend. Messrs. Anderson, Boutacoff, Caldwell, Donovan, Fitch and Garrettson attended the Company’s 2006 Annual Meeting of Stockholders.
     Process for Recommending Candidates for Election to the Board of Directors. The Compensation and Nominating Committee is responsible for, among other things, determining the criteria for membership to the Board and recommending candidates for election to the Board. It is the policy of the Committee to consider recommendations for candidates to the Board from stockholders. Stockholder recommendations for candidates to the Board must be directed in writing to IRIDEX Corporation, Corporate Secretary, 1212 Terra Bella Avenue, Mountain View, CA 94043 and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years, and evidence of the nominating person’s ownership of the Company’s Common Stock.
     The Compensation and Nominating Committee’s general criteria and process for evaluating and identifying the candidates that it recommends to the full Board for selection as director nominees, are as follows:
•	The Compensation and Nominating Committee regularly reviews the current composition and size of the Board.

•	In its evaluation of director candidates, including the members of the Board eligible for re-election, the Compensation and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board and considers (1) the current size and composition of the Board and the needs of the Board and the respective committees of the Board, (2) such factors as issues of character, judgment, diversity, age, expertise, business experience, length of service, independence, other commitments, and (3) such other factors as the Compensation and Nominating Committee may consider appropriate.

•	While the Compensation and Nominating Committee has not established specific minimum qualifications for director candidates, the Compensation and Nominating Committee believes that candidates and nominees must reflect a Board of Directors that is comprised of directors who (1) are predominantly independent, (2) are of high integrity, (3) have qualifications that will increase overall Board of Directors effectiveness and (4) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit and corporate governance committee members.

•	In evaluating and identifying candidates, the Compensation and Nominating Committee has the authority to retain and terminate any third-party search firm that is used to identify director candidates, and has the authority to approve the fees and retention terms of any such firm.

•	With regard to candidates who are properly recommended by stockholders or by other means, the Compensation and Nominating Committee will review the qualifications of any such candidate, which review may, in the Compensation and Nominating Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate, or other actions that the Compensation and Nominating Committee deems necessary or proper.

•	The Compensation and Nominating Committee will apply these same principles when evaluating Board of Directors candidates who may be elected initially by the full Board of Directors to fill vacancies or add additional directors prior to the annual meeting of stockholders at which directors are elected.

•	After such review and consideration, the Compensation and Nominating Committee selects, or recommends that the Board of Directors selects the slate of director nominees, either at a meeting of the Compensation and Nominating Committee at which a quorum is present or by unanimous written consent of the Compensation and Nominating Committee.
     Code of Business Conduct and Ethics. The Company’s policy is to conduct its operations in compliance with all applicable laws and regulations and to operate its business under the fundamental principles of honesty, integrity and ethical behavior. This policy can be found in the Company’s Code of Business Conduct and Ethics, which is applicable to all of our directors, officers and employees. Such Code of Business Conduct and Ethics incorporates the Code of Ethics required by Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-K. The Code of Business Conduct and Ethics also complies with the listing standards of The Nasdaq Stock Market.
     The Code of Business Conduct and Ethics is designed to promote honest and ethical conduct, the compliance with all applicable laws, rules and regulations and to deter wrongdoing. The Code of Business Conduct and Ethics is also aimed at ensuring that information we provide to the public (including our filings with and submissions to the SEC) is accurate, complete, fair, relevant, timely and understandable. A copy of the formally adopted Code of Business Conduct and Ethics is available on our website at www.iridex.com. We intend to disclose future amendments to certain provisions of the Code of Business Conduct and Ethics, or waivers of such provisions granted to directors and executive officers, on our web site at www.iridex.com pursuant to applicable requirements of the SEC and The Nasdaq Stock Market.
Securities Authorized for Issuance Under Equity Compensation Plans
     As of December 30, 2006, we had three equity compensation plans under which securities are authorized for issuance. These plans are the 2005 Employee Stock Purchase Plan, 1995 Director Option Plan and 1998 Stock Option Plan, all of which have been approved by our stockholders. The following table summarizes our equity compensation plans as of December 30, 2006:
Securities Authorized for Issuance Under Equity Compensation Plans, 2006

	(a)	(b)	(c)
			Number of securities
			remaining available
			for future issuance
	Number of securities		under equity
	to be issued upon	Weighted-average	compensation plans
	exercise of	exercise price of	(excluding securities
	outstanding options,	outstanding options,	reflected in column
Plan category	warrants and rights	warrants and rights	(a))
Equity compensation plans approved by security holders	1,822,466 (1)	$5.93	471,621 (2)

Equity compensation plans not approved by security holders	309,104 (3)	6.42	0

Total	2,131,570	$6.00	471,621

(1)	Includes 1,462,791 options to purchase shares outstanding under the 1998 Stock Plan, 97,500 options to purchase shares outstanding under the 1995 Director Option Plan and 262,175, options to purchase shares outstanding under the Amended and Restated 1989 Incentive Stock Plan. The 1995 Director Option Plan expired in October 2005 and no further options to purchase shares shall be issued thereunder, although outstanding options under this plan remain subject to the terms and conditions of such plan.

(2)	Includes 458,673 options available for future issuance under the 1998 Stock Plan and 12,948 shares issuable under the 2005 Employee Stock Purchase Plan.

(3)	Consists of three items. The first is a Stand-Alone Option granted to Barry G. Caldwell on July 5, 2005, entitling Mr. Caldwell to purchase up to 234,104 shares of the Company’s common stock at an exercise price of $6.07 per share, issued as a stand-alone option, outside of the Company’s existing stock plans and as a material inducement to Mr. Caldwell accepting employment with the Company. The shares covered by the Stand-Alone Option vest over a four (4) year period, with 1/4th of the total number of shares subject to the Stand-Alone Option vesting on July 5, 2006 and 1/48th of the total number of shares subject to the Stand-Alone Option vesting each full month thereafter, provided that Mr. Caldwell continues to be a service provider to the Company on each such date.

The second item is a warrant issued on July 5, 2005, in conjunction with the employment of the Company’s Chief Executive Officer, in consideration of services performed under a recruiting contract with Paul Gomory, to purchase 25,000 shares of the Company’s common stock at an exercise price of $6.07 per share. The warrant is exercisable at any time and expires on July 5, 2008.

The third item is a stand-alone option granted outside of the Company’s existing stock plans to Deborah Tomasco, the Company’s Vice President of Product Innovation. The option entitles Ms. Tomasco to purchase up to 50,000 shares of the Company’s common stock at an exercise price of $8.26 per share, issued as a stand-alone option, outside of the Company’s existing stock plans and as a material inducement to Ms. Tomasco accepting employment with the Company. The shares covered by the Stand-Alone Option vest over a four (4) year period, with 1/4th of the total number of shares subject to the Stand-Alone Option vesting on March 15, 2007 and 1/48th of the total number of shares subject to the Stand-Alone Option vesting each full month thereafter, provided that Ms. Tomasco continues to be a service provider to the Company on each such date.

Each of the stand-alone options granted to Barry Caldwell and Deborah Tomasco and the warrant issued to Paul Gomory remain outstanding as of April 9, 2007. The weighted average price of the stand-alone options granted to Mr. Caldwell and Ms. Tomasco was $6.46. The term of the stand-alone options was ten years, so Mr. Caldwell’s stand-alone options will terminate on July 5, 2015 and Ms. Tomasco’s options will terminate on March 15, 2013.

PROPOSAL TWO
APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED 1998 STOCK PLAN
     The stockholders are being asked to approve an amendment to the Company’s amended and restated 1998 Stock Plan (the “Plan”) to add 150,000 shares to the total number of shares reserved for issuance under the Plan. The Company’s Board of Directors (the “Board”) believes that approval of the amendment is essential to the Company’s continued success as the additional shares will enable the Company to continue to use the Plan to achieve its employee performance, recruiting, retention and incentive goals.
     The Board and management believe that equity awards motivate high levels of performance, align the interests of employees and stockholders by giving employees the perspective of an owner with an equity stake in the Company, and provide an effective means of recognizing employee contributions to the success of the Company. The Board and management believe that equity awards are a competitive necessity in our high-technology industry, and are essential to recruiting and retaining the highly qualified technical and other key personnel who help the Company meet its goals, as well as rewarding and encouraging current employees. The Board and management believe that the ability to continue to grant equity awards will be important to the future success of the Company.
     The Plan does not have an “evergreen” provision that provides for an automatic increase in the number of the shares available for issuance each year. If stockholders approve the amendment to the Plan, we currently anticipate that we will not ask stockholders for additional shares for issuance under the Plan until at least the 2008 Annual Meeting, depending on business conditions and needs.
     Approval of the Plan amendment requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock that are present in person or by proxy and entitled to vote at the Annual Meeting. If stockholders do not approve the amendment to the Plan, no shares will be added to the total number of shares reserved for issuance under the Plan. Our named executive officers and directors have an interest in this proposal.
Summary of the Amended and Restated 1998 Stock Plan
     The following paragraphs provide a summary of the principal features of the Plan and its operation. The following summary is qualified in its entirety by reference to the Plan, a copy of which is available in its entirety in the proxy materials located at the “SEC Filings” link on the “Investor Relations” page of our website at www.iridex.com.
     The Plan provides for the grant of the following types of incentive awards: (i) stock options; (ii) stock appreciation rights; (iii) restricted stock, (iv) restricted stock units, and (v) performance units and performance shares, which are referred to individually as an “Award.” Those who will be eligible for Awards under the plan include employees, directors and consultants who provide services to the Company and its parent and subsidiary companies.
     As of April 9, 2007, approximately 183 employees, directors and consultants were eligible to participate in the Plan.
     Number of Shares of Common Stock Available Under the Plan. If stockholders approve Proposal 2, a total of 2,200,000 shares of the Company’s Common Stock will be reserved for issuance under the Plan. As of April 9, 2007, 1,382,701 shares were subject to outstanding Awards granted under the Plan, with a weighted average exercise price of $5.96 per share and weighted average term of 6.02 years, and 234,358 shares remained available for any new Awards to be granted in the future. In addition, any shares subject to awards of restricted stock, restricted stock units, performance shares or performance units granted with an exercise price less than the fair market value on the date of grant will be counted against the share reserve as 1 1/2 shares for every one share subject to such award. Further, to the extent that a share that was subject to an award that counted as 1 1/2 shares against the Plan reserve pursuant to the preceding sentence is recycled back into the Plan, the Plan will be credited with 1 1/2 shares that will thereafter be available for issuance under the Plan. On the Record Date, the closing price in The Nasdaq National Market for the Company’s Common Stock was $6.62 per share. The Company’s non-employee directors and its executive officers named in the Summary Compensation Table have an interest in this proposal because they are eligible to participate in the Plan.
     If we experience a stock split, reverse stock split, stock dividend, spin-off, combination or reclassification of our shares, or any other change or increase or decrease in the number of issued shares effected without our receipt of consideration (except for certain conversions of convertible securities) appropriate adjustments will be made, subject to any required action by the Company’s stockholders, to the number of shares available for issuance under the Plan, the number of shares covered by each outstanding Award, the price per share covered by each outstanding Award, and the numerical per-person share limits for each type of Award, as appropriate to reflect the stock dividend or other change.
     Administration of the Plan. A committee of at least two non-employee members of the Company’s Board of Directors (the “Committee”) administers the Plan. To make grants to certain of our officers and key employees, the members of the Committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and as “outside directors” under Section 162(m) of the Internal Revenue Code (so that the Company can receive a federal tax deduction for certain compensation paid under the Plan). Subject to the terms of the Plan, the Committee has the sole discretion to select the employees, consultants, and directors who will receive Awards, determine the terms and conditions of Awards, and interpret the provisions of the Plan and outstanding Awards. The Committee may delegate any part of its authority and powers under the Plan to one or more directors and/or officers of the Company, but only the Committee itself can make Awards to participants who are executive officers of the Company.
     Options. The Committee is able to grant nonqualified stock options and incentive stock options under the Plan. The Committee will determine the number of shares subject to each option, but no participant will be able to be granted options covering more than 200,000 shares during any of the Company’s fiscal years, except that a participant may be granted an option covering up to an additional 400,000 shares in connection with his or her initial service with the Company. The Committee will determine the exercise price of options granted under the Plan, provided the exercise price must at least be equal to the fair market value of the Company’s common stock on the date of grant. In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of the Company’s outstanding stock must be at least 110% of the fair market value of the common stock on the grant date.
     The term of an option may not exceed seven (7) years, except that with respect to any participant who owns 10% of the voting power of all classes of the Company’s outstanding capital stock, the term of an incentive stock option may not exceed five (5) years.
     After termination of service with the Company, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the Award agreement. If no such period of time is stated in a participant’s option agreement, a participant will generally be able to exercise his or her option for (i) three months following his or her termination for reasons other than death or disability, and (ii) one year following his or her termination due to death or disability. In no event will an option be able to be exercised later than the expiration of its term.

     Stock Appreciation Rights. The Committee may grant stock appreciation rights either alone or in tandem with stock options. A stock appreciation right is the right to receive the appreciation in fair market value of common stock between the exercise date and the date of grant. The Company can pay the appreciation in either cash or shares of common stock. Stock appreciation rights will become exercisable at the times and on the terms established by the Committee, subject to the terms of the Plan. No participant will be granted stock appreciation rights covering more than 200,000 shares during any fiscal year, except that a participant may be granted stock appreciation rights covering up to an additional 400,000 shares in connection with his or her initial service with the Company.
     After termination of service with the Company, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the Award agreement. If no such period of time is stated in a participant’s award agreement, a participant will generally be able to exercise his or her stock appreciation right for (i) three months following his or her termination for reasons other than death or disability, and (ii) one year following his or her termination due to death or disability. In no event will a stock appreciation right be exercised later than the expiration of its term.
     Restricted Stock. Awards of restricted stock are rights to acquire or purchase shares of Company common stock. Restricted stock vests in accordance with the terms and conditions established by the Committee in its sole discretion. For example, the Committee may set restrictions based on the achievement of specific performance goals. Awards of restricted stock may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. The Award agreement will generally grant the Company a right to repurchase or reacquire the shares upon the termination of the participant’s service with the Company for any reason (including death or disability). The Committee will determine the number of shares granted pursuant to an Award of restricted stock, but no participant will be granted a right to purchase or acquire more than 150,000 shares of common stock during any fiscal year, except that a participant may be granted up to an additional 150,000 shares of restricted stock in connection with his or her initial employment with the Company.
     Restricted Stock Units. The Committee may also grant Awards of restricted stock units. Awards of restricted stock units are rights to acquire or purchase shares of Company common stock. Restricted stock units vest in accordance with the terms and conditions established by the Committee in its sole discretion. For example, the Committee may set restrictions based on the achievement of specific performance goals. Awards of restricted stock units may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. The Committee will determine the number of units granted pursuant to an Award of restricted stock units, but no participant will be granted more than 150,000 units during any fiscal year, except that a participant may be granted up to an additional 150,000 units in connection with his or her initial employment with the Company.
     Performance Units and Performance Shares. The Committee may grant performance units and performance shares, which are Awards that will result in a payment to a participant only if the performance goals or other vesting criteria the Committee may establish are achieved or the Awards otherwise vest. The Committee will establish organizational, individual performance goals or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. No participant will receive performance units with an initial value greater than $1,000,000 and no participant will receive more than 150,000 performance shares during any fiscal year, except that a participant may be granted performance shares covering up to an additional 150,000 shares in connection with his or her initial service with the Company. Performance units will have an initial dollar value established by the Committee prior to the grant date. Performance shares will have an initial value equal to the fair market value of a share of the Company’s common stock on the grant date.

     Performance Goals. As determined by the Committee, the performance goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (i) cash position; (ii) earnings per share; (iii) individual objectives; (iv) net income; (v) operating income; (vi) return on assets; (vii) return on equity; (viii) return on sales; (ix) revenue; and (x) total stockholder return. The performance goals may differ from participant to participant and from Award to Award and may be stated in absolute terms or relative to comparison companies or indices to be achieved during a period of time.
     Transferability of Awards. The Plan generally will not allow for the transfer of Awards, and all rights with respect to an Award granted to a participant generally will be available during a participant’s lifetime only to the participant.
     Merger or Sale of Assets. In the event of our merger with or into another corporation, or the sale of all or substantially all of our assets, each outstanding Award will be assumed or substituted for by the successor corporation (or a parent or subsidiary or such successor corporation). If there is no assumption or substitution of outstanding Awards, the Committee will provide notice to the recipient that he or she has the right to exercise the option and stock appreciation right as to all of the shares subject to the Award, all restrictions on restricted stock will lapse, and all performance goals or other vesting requirements for performance shares and units will be deemed achieved, and all other terms and conditions met. In such event, the Committee shall notify the participant that the Award is fully exercisable for a period of time as the Committee may determine from the date of such notice and that the Award will terminate upon expiration of such period.
     Amendment and Termination of the Plan. The Committee will have the authority to amend, suspend or terminate the Plan, except that stockholder approval will be required for any amendment to the plan to the extent required by any applicable law, regulation or stock exchange rule. Any amendment, suspension or termination will not, without the consent of the participant, materially adversely affect any rights or obligations under any Award previously granted.
Number of Awards Granted to Employees, Consultants, and Directors
     The number of awards that an employee, director or consultant may receive under the Plan is in the discretion of the Committee and therefore cannot be determined in advance. To date, only stock options have been granted under the Plan. The following table sets forth (a) the aggregate number of shares subject to options granted under the Plan during the fiscal year ended December 30, 2006 and (b) the average per share exercise price of such options.
Number of Awards Under the 1998 Stock Plan Granted to Employees, Consultants, and
Directors in 2006

	Number of	Average Per
	Options	Share Exercise
Name of Individual or Group	Granted	Price
Eduardo Arias	10,000	$7.84
Larry Tannenbaum	9,000	$7.84
James Donovan	5,000	$9.79
Timothy S. Powers	10,000	$7.84
Donald Todd	7,500	$7.84
Robert Anderson	5,000	$9.79
Sanford Fitch	5,000	$9.79
Garrett Garretson	5,000	$9.79

	Number of	Average Per
	Options	Share Exercise
Name of Individual or Group	Granted	Price
Donald Hammond	5,000	$9.79
All executive officers, as a group	41,500	$8.07
All directors who are not executive officers, as a group	20,000	$9.79
All employees who are not executive officers, as a group	239,150	$8.48
Federal Tax Aspects
     The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of Awards granted under the Plan. Tax consequences for any particular individual may be different.
     Nonqualified Stock Options. No taxable income is reportable when a nonqualified stock option with an exercise price equal to the fair market value of the Company’s stock is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.
     Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonqualified stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.
     Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.
     Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares. A participant generally will not have taxable income at the time an Award of restricted stock, restricted stock units, performance shares or performance units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted.
     Tax Effect for the Company. The Company generally will be entitled to a tax deduction in connection with an Award under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to the Company’s Chief Executive Officer and to each of its four most highly compensated executive officers. Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, The Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Plan, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options, establishing performance criteria that must be met before the Award actually will vest or be paid. The Plan has been designed to permit the Committee to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such Awards.
     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A SERVICE PROVIDER’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE SERVICE PROVIDER MAY RESIDE.
Required Vote
     If a quorum is present, the affirmative vote of a majority of the Votes Cast will be required to approve the amendment of the Plan. Votes withheld and broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but will not be counted as Votes Cast on this subject. Brokers are prohibited from voting in favor of this proposal under NYSE regulations unless the beneficial holder of such shares specifically instructs the broker or other nominee to vote in favor of the amended and restated 1998 Stock Plan. See “Information Concerning Solicitation and Voting — Quorum; Abstentions; Broker Non-Votes.”
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
APPROVAL OF THE AMENDMENT OF THE AMENDED AND RESTATED 1998 STOCK PLAN
TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE
THEREUNDER BY 150,000 SHARES.

PROPOSAL THREE
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
Introduction
     The Audit and Corporate Governance Committee has appointed PricewaterhouseCoopers LLP, independent registered public accountants, to audit the financial statements of the Company for the fiscal year ending December 29, 2007, and recommends that stockholders vote for ratification of such appointment. PricewaterhouseCoopers LLP also served as the Company’s independent registered public accountants for the fiscal year ending December 30, 2006. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
     Although action by stockholders is not required by law, the Board has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding the approval of this selection by the stockholders, the Audit and Corporate Governance Committee, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year, if the Audit and Corporate Governance Committee feels that such a change would be in the best interest of the Company and its stockholders. In the event of a negative vote on ratification, the Audit and Corporate Governance Committee will reconsider its selection.
Fees Billed To Company By PricewaterhouseCoopers LLP During Fiscal 2006
     The following table presents fees (in thousands) billed for professional audit services and other services rendered to the Company by PricewaterhouseCoopers LLP for the fiscal years ended December 30, 2006 and December 31, 2005.

	Fiscal 2006	Fiscal 2005
Audit Fees (1)	$500	$249
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	—

All Other Fees (4)	20	7

Total	$520	$256

(1)	Audit Fees consisted of fees for professional services rendered for the audit of the Company’s annual financial statements included in the Company’s Annual Reports on Form 10-K and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, as well as reviews of regulatory and statutory filings, adoption of FAS 123(R) and assistance with audit committee investigation.

(2)	This category consists of assurance and related services by the Company’s independent auditor that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported above under “Audit Fees.” PricewaterhouseCoopers LLP did not perform any such services for the Company in fiscal years 2006 or 2005.

(3)	Tax Fees consisted of fees billed for tax compliance and sales tax consultation services. PricewaterhouseCoopers LLP did not perform any such services for the Company in fiscal years 2006 or 2005.

(4)	All Other Fees consisted of fees attributable to PricewaterhouseCoopers LLP’s review of the Company’s previous filings under the Exchange Act, unrelated to its audit of the Company’s financial statements, and fees related to acquisition of the Laserscope Aesthetics business including assistance with the SEC waiver letter.
Pre-Approval of Audit and Non-Audit Services
     The Audit and Corporate Governance Committee has established a policy governing the Company’s use of PricewaterhouseCoopers LLP for non-audit services. Under the policy, management may use PricewaterhouseCoopers LLP for non-audit services that are permitted under SEC rules and regulations, provided that management obtains the Audit and Corporate Governance Committee’s approval before such services are rendered.
     The Audit and Corporate Governance Committee has determined that the provision of all fees identified above under the captions “Audit-Related Fees,” “Tax Fees” and “All Other Fees” that were billed by PricewaterhouseCoopers LLP is compatible with maintaining PricewaterhouseCoopers LLP’s independence and has approved these non-audit services in accordance with its charter and applicable laws, rules and regulations.
Required Vote
     If a quorum is present, the affirmative vote of a majority of the Votes Cast will be required to approve the ratification of the appointment of PricewaterhouseCoopers LLP. See “Information Concerning Solicitation and Voting — Quorum; Abstentions; Broker Non-Votes.”
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company’s Common Stock as of March 1, 2007 by (i) each person (or group of affiliated persons) who is the beneficial owner of more than 5% of the Company’s Common Stock, (ii) each director and nominee for director, (iii) each of the Company’s executive officers named in the Summary Compensation Table appearing herein, and (iv) all of the Company’s directors and executive officers as a group.

	Beneficial Ownership - as of March 1, 2007
5% Stockholders, Directors and Officers (1)	Number of Shares (2)	Percent of Total (2)
Black River Asset Management LLC (3)	757,134	9.31%
Black River Long/Short Fund Ltd. (4)	594,907	7.32%
033 Asset Management LLC (5)	648,782	7.98%
BlueLine Partners, L.L.C. (6)	631,433	7.77%

Directors (7)
Robert K. Anderson (8)	180,563	2.21%
Theodore A. Boutacoff (9)	236,547	2.88%
James L. Donovan (10)	118,832	1.45%
Sanford Fitch (11)	18,600	*
Garrett A. Garretson (12)	13,125	*
Donald L. Hammond (13)	52,813	*

Named Executive Officers (14)
Barry G. Caldwell (15)	138,853	1.68%
Larry Tannenbaum (16)	71,601	*
Eduardo Arias (17)	220,866	2.70%
Timothy S. Powers (18)	128,091	1.55%
Donald J. Todd (19)	21,440	*

All directors and executive officers as a group (11 persons) (20)	1,201,731	13.74%

*	Represents less than 1% of the total.

(1)	Unless otherwise indicated in the table, the address for each listed person is c/o IRIDEX Corporation, 1212 Terra Bella, Mountain View, California 94043.

(2)	The number and percentage of shares beneficially owned is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of March 1, 2007, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned. Percentage beneficially owned is based on 8,131,425 shares of common stock outstanding on March 1, 2007.

(3)	Black River Asset Management LLC is located 12700 Whitewater Drive, Minnetonka, MN 553443. This information was obtained from a filing made with the SEC pursuant to Rule 13d-1 of the Exchange Act on February 14, 2007.

(4)	Black River Long/Short Fund Ltd. is located at P.O. Box 309GT Ugland House South Church Street, George Town, Grand Cayman, Cayman Islands. This information was obtained from a filing made with the SEC pursuant to Rule 13d-1 of the Exchange Act on February 14, 2007.

(5)	033 Asset Management LLC is located at 125 High Street, Suite 1405, Boston, MA, 02110. This information was obtained from a filing made with the SEC pursuant to Rule 13d-1 of the Exchange Act on February 13, 2007.

(6)	Includes (i) 454,746 shares beneficially owned by BlueLine Capital Partners, L.P., (ii) 24,827 shares beneficially owned by BlueLine Capital Partners II, L.P., (iii) 151,860 shares beneficially owned by BlueLine Capital Partners VIII, LP. BlueLine Partners is located at 4115 Blackhawk Plaza Circle, Suite 100, Danville, California 94506. This information was obtained from a filing made with the SEC on Schedule 13D on January 8, 2007.

(7)	Includes all directors except those listed below as Named Executive Officers, see footnote 14.

(8)	Includes 29,063 shares subject to options that are exercisable within 60 days of March 1, 2007.

(9)	Includes 90,000 shares subject to options that are exercisable within 60 days of March 1, 2007.

(10)	Includes 36,112 shares subject to options that are exercisable within 60 days of March 1, 2007.

(11)	Includes 15,000 shares subject to options that are exercisable within 60 days of March 1, 2007.

(12)	Includes 13,125 shares subject to options that are exercisable within 60 days of March 1, 2007.

(13)	Includes 29,063 shares subject to options that are exercisable within 60 days of March 1, 2007.

(14)	Individuals included below in the “Executive Officer Summary Compensation Table — 2006” including the Company’s Chief Executive Officer and Principal Financial Officer and each of its other three most highly compensated executive officers.

(15)	Includes 131,251 shares subject to options that are exercisable within 60 days of March 1, 2007.

(16)	Includes 67,862 shares subject to options that are exercisable within 60 days of March 1, 2007.

(17)	Includes 55,091 shares subject to options that are exercisable within 60 days of March 1, 2007

(18)	Includes 128,091 shares subject to options that are exercisable within 60 days of March 1, 2007.

(19)	Includes 19,838 shares subject to options that are exercisable within 60 days of March 1, 2007.

(20)	Includes 488,384 shares subject to options that are exercisable within 60 days of March 1, 2007.

EXECUTIVE OFFICERS
     The following table sets forth certain information with respect to the Company’s Chief Executive Officer and Principal Financial Officer and each of its other three most highly compensated executive officers earning more than $100,000 in salary and bonus (the “Named Executive Officers”) during fiscal year 2006, including their ages as of April 9, 2007.

Name	Age	Position
Barry G. Caldwell	56	President and Chief Executive Officer
Larry Tannenbaum	55	Chief Business Officer and Senior Vice President, Finance and Administration
Eduardo Arias	62	Senior Vice President, International Sales and Business Development
Timothy S. Powers	46	Vice President, Operations
Donald J. Todd	54	Senior Vice President, Marketing and Customer Support
     Barry G. Caldwell joined the Company in July 2005 as its President, Chief Executive Officer and a member of its Board of Directors. From 1979-2002, Mr. Caldwell served in various capacities with Alcon Laboratories, Inc., a leading developer, manufacturer and marketer of ophthalmology products. His executive positions included Vice President and General Manager of Alcon’s US Surgical Division and Vice President of Alcon Canada. Mr. Caldwell previously served on the Boards of Directors for Laser Diagnostic Technologies and Tekia, Inc. In addition, he has served on the Boards of Directors for three ophthalmic industry groups, AdvaMed, NAEVR and EyeRx Coalition. He is also a former member of the Kentucky State Legislature where he served three consecutive terms in the State’s House of Representatives. Mr. Caldwell has a Bachelor of Arts in Political Science and English from Georgetown College and a Juris Doctorate from the Northern Kentucky University Chase College of Law.
     Larry Tannenbaum joined the Company in May 2003 as our Chief Financial Officer and Senior Vice President, Finance and Administration. In February 2007 Mr. Tannenbaum became Chief Business Officer and Senior Vice President of Finance and Administration. From April 2001 to April 2003, Mr. Tannenbaum served as the Senior Vice President and Chief Financial Office of Metrika, a manufacturer of diabetes monitoring products. From 1998 to 2000, Mr. Tannenbaum served as the Senior Vice President and Chief Financial Officer of LJL Biosystems, which was acquired by Molecular Devices Corporation, a supplier of devices for drug and life sciences research. Mr. Tannenbaum has also served as Chief Financial Officer at SinoGen, ArthroCare and Target Therapeutics. Mr. Tannenbaum received an M.B.A. from the University of Utah and a B.S. in Political Science from Arizona State University.
     Eduardo Arias co-founded the Company and, from April 1989 to September 1991, Mr. Arias served as a Vice President, Sales & Marketing and, since September 1991, served as Senior Vice President, International Worldwide Sales. He was promoted to his current position, Senior Vice President, International Sales and Business Development in January 2002. Mr. Arias completed programs in Industrial and Military Electronics at the National Radio Institute and Strategic Marketing at Stanford University, as well as management seminars through the American Management Association and scientific seminars sponsored by Varian, Inc. and Coherent, Inc.
     Timothy S. Powers joined the Company in July 1997 as our Vice President of Operations and has continued to serve in that capacity to the present. Mr. Powers received a B.S. in Industrial Technology and an M.M.S. in Manufacturing Engineering, both from the University of Lowell.

     Donald J. Todd joined the Company in October 2005 as Vice President of Marketing and in 2007 was promoted to Senior Vice President of Marketing and Customer Support. Prior to joining the Company, from 2004-2005, Mr. Todd served as Vice President, Sales and Marketing for Sorin Group North America, a worldwide leader in the open heart surgical product market. From 2001-2003, Mr. Todd served as Executive Vice President for Venetec International, a world leader in catheter securement technology. Prior to Venetec, Mr. Todd spent 12 years at Terumo Medical Corporation, a Japanese-owned company that manufacturers a wide variety of medical devices. From 1989-1993, Mr. Todd was the Director of Marketing and Equipment Development at Iolab Corporation, a division of Johnson & Johnson. Mr. Todd began his medical medical technology sales and marketing career at CooperVision/Alcon, a leader in the ophthalmic surgical product market. Mr. Todd holds a BA in Business Administration from Colorado State University and is a member of the Medical Marketing Association.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
     Overview of Compensation Program and Philosophy
     Iridex’s compensation philosophy is to provide a comprehensive compensation package for each executive officer that is competitive with those offered by companies of similar type and size, in the same geographical area and whose executives perform similar skills to those performed by the executives of the Company. Our overall goal in compensating executive officers is to attract, retain and motivate key executives of superior ability who are critical to our future success. We believe that both short-term and long-term incentive compensation paid to executive officers should be directly aligned with our performance, and that compensation should be structured to ensure that a significant portion of executives’ compensation opportunities is directly related to achievement of financial and operational goals and other factors that impact shareholder value.
     Our compensation decisions with respect to executive officer salaries, annual incentives, and long-term incentive compensation opportunities are influenced by (a) the executive’s level of responsibility and function within the Company, (b) the overall performance and profitability of the Company, and (c) our assessment of the competitive marketplace, including other peer companies. Our philosophy is to focus on total direct compensation opportunities through a mix of base salary, annual cash bonus, and long-term incentives, including stock-based awards.
     As Iridex’s Compensation and Nominating Committee (the “Committee”) applies this compensation philosophy in determining appropriate executive compensation levels and other compensation factors, the Committee reaches its decisions with a view towards the Company’s overall financial performance. The Committee strives to structure each officer’s overall compensation package to enable the Company to attract, retain and reward personnel who contribute to the success of the Company. The Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To that end, the Committee believes executive compensation packages provided by the Company to its executives, including the named executive officers, should include both cash and stock-based compensation that reward performance as measured against established goals.
     To meet these objectives, Iridex has adopted a policy of providing a competitive base salary and the opportunity to receive additional cash and stock-based compensation that reward performance as measured against established goals, with a target performance based cash and equity compensation equal to approximately 40-50% of base cash compensation. This policy guides the Committee in assessing the proper allocation between long-term compensation, current cash compensation, and short-term bonus compensation. Other considerations include Iridex’s business objectives, its fiduciary and corporate responsibilities, competitive practices and trends, and regulatory requirements.
     In determining the particular elements of compensation that will be used to implement Iridex’s overall compensation policies, the Committee takes into consideration a number of factors related to Iridex’s performance, such as Iridex’s operating income, profitability, revenue growth, and business-unit-specific operational and financial performance, as well as competitive practices among our peer group.
     Iridex’s executive compensation program is overseen and administered by the Committee, which is comprised entirely of independent directors as determined in accordance with various Nasdaq, Securities and

Exchange Commission and Internal Revenue Code rules. The Committee operates under a written charter adopted by our Board. A copy of the charter is available at http://media.corporate-ir.net/media_files/irol/11/112360/reports/compensation%20_nominating_charter. pdf. The Committee has the authority to engage its own independent advisors to assist in carrying out its responsibility and has done so. The Committee also retains compensation consultants to assist in creating and administering Iridex’s compensation policies.
     In 2006, the Committee engaged an independent compensation consultant to the Committee. The independent compensation consultant advises the Committee on certain of aspects of executive compensation related to equity compensation. The consultant attended certain meetings of the Committee at the Committee’s request and also communicated with the Committee outside of these meetings. The independent compensation consultant reports to the Committee rather than to management, although the consultant may meet with management from time to time for purposes of gathering information on proposals that management may make to the Committee. The Committee is free to replace the independent compensation consultant or hire additional consultants at any time. The independent compensation consultant does not provide any other services to Iridex and receives compensation only with respect to the services provided to the Committee. The Committee also utilizes information contained in the Radford Executive Survey prepared by Radford Surveys + Consulting (the “Radford Survey”) to assist with making compensation decisions
     The Committee on occasion meets with Barry Caldwell, Iridex’s President and Chief Executive Officer and/or other executives to obtain recommendations with respect to Company compensation programs, practices and packages for executives, other employees and directors. Management makes recommendations to the Committee on the base salary, bonus targets and equity compensation for the executive team and other employees. The Committee considers, but is not bound to and does not always accept, management’s recommendations with respect to executive compensation.
     Mr. Caldwell attends some of the Committee’s meetings and participates in discussions regarding salaries and incentive compensation for all employees (including officers) and consultants to the Company. Mr. Caldwell is excluded from discussions regarding his own salary and incentive compensation. The Committee also regularly holds executive sessions not attended by any members of management or non-independent directors. The Committee has delegated to Mr. Caldwell the authority to grant long-term incentive awards to employees who do not directly report to Mr. Caldwell under guidelines established by the Company’s Board of Directors. The Committee also has authorized Mr. Caldwell to make salary adjustments and short-term incentive (bonus) decisions for all employees other than certain officers under guidelines approved by the Committee.
     Elements of Compensation
     There are five major elements that comprise Iridex’s compensation program: (i) base salary; (ii) annual incentive opportunities, including bonuses; (iii) long-term incentives, such as equity awards; (iv) retirement benefits provided under a 401(k) plan; and (v) executive perquisites and generally available benefit programs. Iridex has selected these elements because each is considered useful and/or necessary to meet one or more of the principal objectives of our compensation policy. For instance, base salary and bonus target percentage are set with the goal of attracting employees and adequately compensating and rewarding them on a day-to-day basis for the time spent and the services they perform, while equity incentive compensation is geared toward providing an incentive and reward for the achievement of long-term business objectives and retaining key talent. Iridex believes that these elements of compensation, when combined, are effective, and will continue to be effective, in achieving the objectives of our compensation program.
     The Committee reviews the compensation program on an annual basis, including each of the above elements, other than retirement benefits, which are reviewed from time to time to ensure that benefit levels remain competitive but are not included in the annual determination of an executive’s compensation package. In setting compensation levels for a particular executive, the Committee takes into consideration the proposed compensation package as a whole and each element individually, as well as the executive’s past and expected future contributions to our business. In 2006, the Committee approved increases in the salaries paid to each of the named executive officers, other than Barry Caldwell, who joined the Company in July 2005, in order to maintain competitiveness with respect to peer group companies and in recognition of the performance of such executive officers in fiscal 2005.
     With the exception of Messrs. Caldwell and Tannenbaum, Iridex does not have an employment or severance agreement with any of its named executive officers. The agreements that were entered into with Messrs. Caldwell and Tannenbaum are discussed below under the section entitled “Employment Agreements.”
     In 2006, the Board established the 2006 Incentive Program (the “Bonus Plan”), which is designed to reward those eligible employees whose performance throughout the year was helpful in achieving the Company’s financial goals and the management team based upon company and personal performance against key objectives. The Bonus Plan consists of three parts: (1) a management bonus program covering executive officers, directors, and managers to award performance and completion of individual and Company goals; (2) a profit sharing program covering all eligible employees not included in the management bonus program or on a commission plan; and (3) a special bonus program for any employee who makes extraordinary contributions above and beyond their job description resulting in enhanced revenues, profits or future positioning for the Company.
     Base Salary and Annual Incentive Opportunities
     Iridex makes base salaries and bonuses a significant portion of the executive compensation package in order to remain competitive in attracting and retaining executive talent. Bonuses also are paid in order to motivate the achievement of the Company’s business goals. The Committee determines each officer’s target total annual cash compensation (salary and bonuses) after reviewing similar compensation information from a group of peer companies included in the US Companies with Revenues Below 50 Million that is included in the Radford Survey. This review usually occurs in at the first meeting of the Board following the Company’s Annual Meeting of Stockholders. The peer group typically includes a broad range of companies in the high technology industry with whom Iridex competes for executive talent. For fiscal 2006, the Committee considered major high technology competitors for executive talent and companies of at least a similar size and scope as Iridex, as measured by market capitalization, revenue, net income and total shareholder return. The Committee currently intends to continue using this same survey information for purposes of making compensation decisions in fiscal 2007.
     Iridex’s goal is to target base pay at the 50th percentile level among its peer group and total cash compensation at the 50th percentile level. However, in determining base salary, the Committee also considers other factors such as job performance, skill set, prior experience, the executive’s time in his or her position and/or with Iridex, internal consistency regarding pay levels for similar positions or skill levels within the Company, external pressures to attract and retain talent, and market conditions generally. Positioning base pay at the 50th percentile of peer companies aids Iridex in controlling fixed costs. Targeting total compensation at the 50th percentile, and therefore providing higher incentive compensation opportunity, rewards exceptional goal achievement and allows total compensation to be more competitive as a whole, while taking into account business cyclicality. Base pay and target cash compensation are analyzed by management to determine variances to our compensation targets using the combination of publicly available information and survey data as described above. Mr. Caldwell uses the market data in making his recommendations to the Committee for his direct reports.

     For fiscal 2006, after taking into consideration the above compensation targets and Mr. Caldwell’s recommendations, the Committee decided to maintain Mr. Caldwell’s compensation at the levels paid during the portion of fiscal 2005 during which Mr. Caldwell served as the Company’s Chief Executive Officer.
     Payment of bonus amounts, and therefore total cash compensation, depends on the achievement of specified performance goals, which are primarily focused on the Company’s operating performance and income metrics. Achievement of the targeted goals would result in total cash compensation for fiscal 2006 at approximately the targeted 50th percentile of Iridex’s peer group, which the Committee believes is an appropriate range to enable Iridex to attract and retain key personnel and to motivate our executives to meet Iridex’s business goals. As a result, the bonuses are targeted at a level that if achieved, and when combined with base salary, would typically result in total cash compensation to the executive in approximately the 50th percentile of Iridex’s peer companies. For fiscal 2006, Mr. Caldwell made recommendations to the Committee with respect to target bonus amounts, expressed as a percentage of base salary, for each of the named executive officers, other than himself. These recommended bonus amounts were consistent with our intention to target total cash compensation at the 50th percentile level and were approved by the Committee as proposed.
     The potential bonus for which Mr. Caldwell was eligible under the Bonus Plan for fiscal 2006 ranged from 0% to a maximum of 40% of his annual base salary. The potential bonus for each of the other named executive officers under the Bonus Plan also ranged from 0% to a maximum of 40% of his annual base salary. As noted above, we target total compensation to the 50th percentile of our peer group companies. As a result, the target bonuses are determined such that the combination of the bonus and base salary meet this targeted percentile.
     Long-Term Incentive Compensation
     Iridex provides long-term incentive compensation through awards of stock options or stock grants (also referred to as “stock awards”) that generally vest over multiple years, with a primary focus on stock options. Iridex’s equity compensation program is intended to align the interests of our officers with those of our stockholders by creating an incentive for our officers to maximize stockholder value. The equity compensation program also is designed to encourage our officers to remain employed with Iridex despite a very competitive labor market. Iridex targets the value of its equity awards to be in the 50th percentile of the peer group mentioned above, based on the information gathered from publicly available sources.
     Equity-based incentives are granted to our officers under Iridex’s stockholder-approved the Company’s amended and restated 1998 Stock Plan (the “Plan”). The Committee granted equity awards at its regularly scheduled meetings. All stock option grants have a per share exercise price equal to the fair market value of Iridex’s common stock on the grant date.
     Our Committee regularly monitors the environment in which Iridex operates and makes changes to our equity compensation program to help us meet our goals, including achieving long-term stockholder value. In order to continue to attract and retain highly skilled employees, the Committee approved changes to Iridex’s equity compensation program for fiscal 2006 that were designed to reward Iridex’s employees for their hard work and commitment to the long-term success and growth of Iridex. Beginning in fiscal 2006, both stock options and stock awards were granted. Iridex granted stock options because they can be an effective tool for meeting Iridex’s compensation goal of increasing long-term stockholder value by tying the value of the stock options to Iridex’s performance in the future. Employees are able to profit from stock options only if Iridex’s stock price increases in value over the stock option’s exercise price. Iridex believes the options that were granted provide effective incentives to option holders to achieve increases in the value of Iridex’s stock. Iridex began granting stock awards because they provide a more predictable value to employees than stock options, and therefore are efficient tools in retaining and motivating employees, while also serving as an incentive to increase the value of Iridex’s stock. Stock awards also may be efficient with respect to the use of our equity plan share reserves because fewer performance shares are needed to provide a retention and incentive value similar to stock options.
     The number of shares underlying equity awards our Committee grants to each officer and the vesting schedule for each grant is determined based on a variety of factors, including market data collected regarding the equity grant ranges for the peer companies listed above and Iridex’s goal to award grants in line with the 50th percentile of this group. In fiscal 2006, our Committee relied upon these factors to approve stock option and stock awards for the named executive officers and other senior officers.
     In 2006, the Board approved the establishment of an option committee (the “Option Committee”), that was initially comprised of Barry Caldwell, Larry Tannenbaum and Antoinette Ryglisyn, and, as Administrator of the Plan, the Board delegated to the Option Committee authority to grant options to new employees, other than new employees who will report directly to the Company’s Chief Executive Officer, pursuant to the guidelines that were approved by the Board. The exercise price for options granted by the Option Committee is set equal to the last posted closing sales price of the Company’s Common Stock, as listed on NASDAQ-Online on the date of grant.
     Iridex does not backdate options or grant options retroactively. In addition, we do not plan to coordinate grants of options so that they are made before announcement of favorable information, or after announcement of unfavorable information. It is the Company’s practice to grant options to executive officers at the first meeting of the Board following the Company’s Annual Meeting of Stockholders.
Retirement Benefits under the 401(k) Plan, Executive Perquisites and Generally Available Benefit Programs
     In fiscal 2006, the executive officers were eligible to receive health care coverage that is generally available to other Iridex employees. Mr. Caldwell also received a home relocation benefit.
     Iridex also maintains the tax-qualified 401(k) Plan, which provides for broad-based employee participation. Under the 401(k) Plan, all Iridex employees are eligible to receive matching contributions from Iridex that are subject to vesting over time. The matching contribution for the 401(k) Plan year 2006 was 50% of a 401(k) participant’s payroll contribution up to a maximum of $1,000. Iridex does not provide defined benefit pension plans or defined contribution retirement plans to its executives or other employees other than: (a) the 401(k) Plan, or (b) as required in certain countries other than the United States for legal or competitive reasons.
     Iridex also offers a number of other benefits to the named executive officers pursuant to benefit programs that provide for broad-based employee participation. These benefits programs include the employee stock purchase plan, medical, dental and vision insurance, disability insurance, life and accidental death and dismemberment insurance, health and dependent care flexible spending accounts, business travel insurance, and certain other benefits. Many employees are also eligible for variable pay under sale incentive plans, profit sharing programs and/or the incentive plans described above.
     The 401(k) Plan and other generally available benefit programs allow Iridex to remain competitive for employee talent, and Iridex believes that the availability of the benefit programs generally enhances employee productivity and loyalty to Iridex. The main objectives of Iridex’s benefits programs are to give our employees access to quality healthcare, financial protection from unforeseen events, assistance in achieving retirement financial goals, enhanced health and productivity and to provide support for global workforce mobility, in full compliance with applicable legal requirements. These generally available benefits typically do not specifically factor into decisions regarding an individual executive’s total compensation or equity award package.

     On an annual basis, Iridex benchmarks its overall benefits programs, including our 401(k) Plan, against our peers, using the Radford Survey. Iridex generally targets its overall benefits programs in the 50th percentile of this peer group, which Iridex believes allows us to remain competitive in attracting and retaining talent. We also evaluate the competitiveness of our 401(k) Plan as related to similar plans of our peer group members by analyzing the dollar value to an employee and the dollar cost to Iridex for the benefits under the applicable plan using a standard population of employees. We analyze changes to our benefits programs in light of the overall objectives of the program, including the effectiveness of the retention and incentive features of such programs and our targeted percentile range.
     Stock Ownership Guidelines
     The Company does not currently have stock ownership guidelines.
     Compensation of Chief Executive Officer
     In order to recruit Mr. Caldwell to the Company, he was given assurance of certain severance payments if the Company terminates his employment without cause, as described under the section entitled “Employment Agreements.” The Company believes that this agreement was necessary in order to induce Mr. Caldwell to accept an offer of employment with the Company and that the size of the severance package is appropriate for an executive of his caliber and for a company of Iridex’s size.
     Impact of Accounting and Tax Treatments of Compensation
     The accounting and tax treatment of compensation generally has not been a factor in determining the amounts of compensation for our executive officers. However, the Committee and management have considered the accounting and tax impact of various program designs to balance the potential cost to the Company with the benefit/value to the executive. With regard to Code Section 162(m), it is the Committee’s intent to maximize deductibility of executive compensation while retaining some discretion needed to compensate executives in a manner commensurate with performance and the competitive landscape for executive talent. With the adoption of FAS 123R, we do not expect accounting treatment of differing forms of equity awards to vary significantly and, therefore, accounting treatment is not expected to have a material effect on the selection of forms of equity compensation in the future.
Summary Compensation
     The following table shows, as to the Named Executive Officers, information concerning compensation awarded to, earned by or paid for their services to the Company in all capacities during 2006. The entries under the column heading “All Other Compensation” in the table represent the cost of 401(k) matching contributions for each Named Executive Officer, except as otherwise noted.

Executive Officer Summary Compensation Table, 2006

				Option	All Other
				Grants ($)	Compensation
	Year	Salary($)	Bonus($)	(4)	($) (5)	Total ($)
Barry G. Caldwell (1)	2006	$300,000	$0	$513,135	$50,927	$864,062
President and Chief Executive Officer

Larry Tannenbaum (2)	2006	$217,115	$14,919	$23,931	$1,000	$256,965
Chief Business Officer, and Senior Vice President, Finance and Administration

Eduardo Arias (3)	2006	$254,776	$5,000	$14,416	$1,000	$275,192
Senior Vice President, International Sales and Business Development

Timothy S. Powers	2006	$191,250	$14,560	$14,714	$1,000	$221,524
Vice President, Operations

Donald J. Todd	2006	$205,692	$3,750	$151,076	$125,730	$486,248
Senior Vice President, Marketing and Customer Support

(1)	Mr. Caldwell joined the Company in July 2005.

(2)	Mr. Tannenbaum joined the Company in May 2003 and served as Chief Financial Officer until February of 2007 at which time Meryl Rains assumed the duties of Chief Financial Officer.

(3)	Mr. Arias’s salary includes $69,391 in commissions.

(4)	Reflects the dollar amount recognized for financial statement reporting purposes for fiscal 2006, in accordance with FAS 123(R), and thus may include amounts for awards granted in and prior to 2006. The assumptions used in the valuation of these awards are set forth in the notes of our Annual Report on Form 10-K for the year ended December 30, 2006 and filed with the SEC on March 30, 2007. These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executive officers.

(5)	Includes relocation gross up of $49,927 for Mr. Caldwell and $124,730 for Mr. Todd.

Stock Option Grants and Exercises During Last Fiscal Year
     The following table sets forth certain information for each grant of options to purchase the Company’s Common Stock during fiscal 2006 to each of the Named Executive Officers. Each of these options granted by the Company was granted under the 1998 Plan, except where otherwise indicated. Each option granted in 2006 has a term of 7 years, subject to earlier termination in the event optionee’s services to the Company cease. In accordance with the rules of the Commission, also shown below is the option’s FAS 123R. These amounts are mandated by the Commission and do not represent the Company’s estimate of future stock price.
Grants of Plan-Based Awards in 2006

		Number of	Exercise or	Grant Date Fair
		Securities	Base Price	Value of Stock
		Underlying	of Option	and Option
	Grant	Options	Awards	Awards
Name	Date	(#) (1)	($)	($) (2)
Barry G. Caldwell	—	—	—	—

Larry Tannenbaum	9/7/2006	9,000	$7.84	$37,564

Eduardo Arias	9/7/2006	10,000	$7.84	$41,738

Timothy S. Powers	9/7/2006	10,000	$7.84	$41,738

Donald J. Todd	9/7/2006	7,500	$7.84	$30,904

(1)	Reflects options granted under the 1998 Stock Plan. The options granted to Messrs. Tannenbaum, Arias, Powers and Todd vest at the rate of 1/48th of the shares subject to the option each month following the date of grant. See discussion of 1998 Stock Plan above for a further description of certain terms relating to these awards.

(2)	Reflects the grant date fair value of each equity award computed in accordance with FAS 123(R). The assumptions used in the valuation of these awards are set forth in the notes of our Annual Report on Form 10-K for the year ended December 30, 2006 and filed with the SEC on March 30, 2007. These amounts do not correspond to the actual value that will be recognized by the named executive officers.
Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values
     The following table shows, as to the Named Executive Officers, the number of options exercisable and unexercisable at December 30, 2006.

Outstanding Equity Awards, 2006

		Number of Securities		Option
		Underlying Unexercised		Exercise	Option
		Options		Price	Expiration
		(#)		(4)	(5)
	Grant
Name	Date (1)	Exercisable	Unexercisable	($)	Date
Barry G. Caldwell (1)	7/5/2005	16,474	49,422	$6.07	7/5/2015
	7/5/2005	89,777	144,327	$6.07	7/5/2015

Larry Tannenbaum (2)	5/19/2003	53,750	6,250	$3.30	5/19/2013
	3/31/2005	6,243	8,757	$5.08	3/31/2015
	9/7/2006	555	8,445	$7.84	9/7/2013

Eduardo Arias (2)	4/28/1997	15,000	0	$5.50	4/28/2007
	1/30/1998	10,000	0	$7.63	1/30/2008
	12/7/1998	15,000	0	$4.00	12/7/2008
	7/19/2001	10,000	0	$3.71	7/19/2011
	9/23/2003	12,185	2,815	$4.74	9/23/2013
	3/31/2005	4,162	5,838	$5.08	3/31/2015
	9/7/2006	617	9,383	$7.84	9/7/2013

Timothy S. Powers (2)	7/15/1997	50,000	0	$8.88	7/15/2007
	1/30/1998	3,000	0	$7.63	1/30/2008
	12/7/1998	25,000	0	$4.00	12/7/2008
	4/24/2001	20,000	0	$4.10	4/24/2011
	9/19/2002	10,000	0	$3.50	9/19/2012
	9/23/2003	12,185	2,815	$4.74	9/23/2013
	3/31/2005	4,162	5,838	$5.08	3/31/2015
	9/7/2006	617	9,383	$7.84	9/7/2013

Donald J. Todd (2)	10/14/2005	12,210	34,837	$8.19	10/14/2015
	10/14/2005	580	2,373	$8.19	10/14/2015
	9/7/2006	0	3,280	$7.84	9/7/2013
	9/7/2006	463	3,757	$7.84	9/7/2013

(1)	The options granted to Mr. Caldwell include (a) an incentive stock option to purchase up to 65,896 shares of the Company’s Common Stock which vests over a four year period at a rate of 1/4th of the total shares subject to the option vesting on July 5, 2006 and then 1/48th of the total number of shares subject to the option vesting each full month thereafter, and (b) a stand-alone option issued outside the Company’s existing stock plans which entitles Mr. Caldwell to purchase up to 234,104 shares of the Company’s Common Stock and which vests over a four year period at a rate of 1/4th of the total shares subject to the option vesting on July 5, 2006 and then 1/48th of the total number of shares subject to the stand-alone option vesting each full month thereafter.

(2)	The options granted to Messrs. Tannenbaum, Arias, Powers and Todd vest at the rate of 1/48th of the shares subject to the option each month following the date of grant, except the 47,047 shares granted to Mr. Todd on October 14, 2005 which vest over a four year period at a rate of 1/4th of the total shares subject to the option vesting on October 14, 2006 and then 1/48th of the total number of shares subject to the option vesting each full month thereafter.

(3)	Options were granted at an exercise price equal to the fair market value of the Company’s Common Stock, as determined by reference to the closing price reported on the Nasdaq Global Market on the date of grant.

(4)	Options may terminate before their expiration dates if the optionee’s status as an employee is terminated or upon the optionee’s death or disability.

2006 Option Exercises
     The following table presents information concerning each exercise of stock options during fiscal 2006 for each of the named executive officers. No shares were acquired upon vesting of stock awards during fiscal 2006 for any of the named executive officers.
2006 Option Exercises

Option Awards
		Number of	Value
		Shares Acquired	Realized on
		on Exercise	Exercise
Name	Date	(#)	($) (1)
Eduardo Arias	5/30/2006	10,000	$28,100

(1)	Reflects the difference between the market price on the date of exercise and the exercise price.
Employment Agreements
Executive Transition Agreement between the Company and Theodore A. Boutacoff
     On April 28, 2005 (the “Effective Date”), the Company entered into an Executive Transition Agreement (the “Transition Agreement”) with Theodore A. Boutacoff, the Company’s President and Chief Executive Officer. Pursuant to the terms of the Transition Agreement, Mr. Boutacoff, upon resignation as President and Chief Executive Officer of the Company, agreed to transition into the position of senior principal advisor to the new Chief Executive Officer. As senior principal advisor to the Chief Executive Officer, Mr. Boutacoff continues to receive salary and benefits equivalent to the salary and benefits he received as of April 2005 for three years, until July 5, 2008. In addition, Mr. Boutacoff received an option to purchase 75,000 shares of the Company’s Common Stock pursuant to the Company’s 1998 Stock Plan. In the event that Mr. Boutacoff’s employment is terminated by the Company without his consent or other than for cause, or Mr. Boutacoff voluntarily terminates his employment for good reason, Mr. Boutacoff will receive:
•	Severance pay equal to his base salary rate, as then in effect, had he continued in his employment with the Company through the date occurring three years from the date a new Chief Executive Officer commenced employment, or July 5, 2008 (such period is referred to as the “Severance Payment Period”) ;

•	Continued coverage of employee benefits under the Company’s employee benefit plans during the Severance Payment Period; and

•	Acceleration in full of his options to purchase shares of Company common stock then outstanding on the date of such termination and release in full of any of his shares of Company Common Stock subject to a Company repurchase right.
     In the event that Mr. Boutacoff is terminated for cause or voluntarily terminates his employment other than for good reason, Mr. Boutacoff will (i) receive earned but unpaid base salary through the date of termination and (ii) receive accrued vacation, expense reimbursements and other benefits due through the date of termination.
     The Transition Agreement terminates upon the third anniversary of the Effective Date.

Amended and Restated Severance and Change of Control Agreement between the Company and Larry Tannenbaum
     On April 29, 2005, the Company entered into an Amended and Restated Severance and Change of Control Agreement (the “Change of Control Agreement”) with Larry Tannenbaum, the Company’s Chief Financial Officer.
     In the event that Mr. Tannenbaum’s employment is terminated by the Company as a result of an actual termination by the Company or a successor other than for cause or Mr. Tannenbaum terminates his employment for good reason and either of these terminations occurs at any time between the public disclosure of any event that would result in a change of control and the occurrence of abandonment of such event or between the occurrence of such change of control event and the nine month anniversary of such event, Mr. Tannenbaum will receive:
•	Acceleration of 50% of the unvested shares subject to all of his outstanding options to purchase shares of the Company Common Stock and release of 50% of any of his shares of Company Common Stock subject to a Company repurchase right;

•	Severance pay equal to his base salary rate had he continued his employment with the Company through the 18 month anniversary of the termination (such period is referred to as the “Change of Control Severance Payment Period”); and

•	Continued coverage of employee benefits under the Company’s employee benefit plans during the Change of Control Severance Payment Period;
     In the event that Mr. Tannenbaum’s employment is terminated by the Company as a result of an actual termination by the Company or a successor other than for cause or Mr. Tannenbaum terminates his employment for good reason and either of these terminations does not occur at any time between the public disclosure of any event that would result in a change of control and the occurrence of abandonment of such event or between the occurrence of such change of control event and the nine month anniversary of such event, Mr. Tannenbaum would be entitled to receive:
•	Severance pay equal to his base salary rate had he continued his employment with the Company through the 12 month anniversary of the termination (such period is referred to as the “Non-Change of Control Severance Payment Period”); and

•	Continued coverage of employee benefits under the Company’s employee benefit plans during the Non-Change of Control Severance Payment Period;
     In the event that Mr. Tannenbaum is terminated for cause or voluntarily terminates his employment other than for good reason, Mr. Tannenbaum will (i) receive earned but unpaid base salary through the date of termination and (ii) receive accrued vacation, expense reimbursements and other benefits due through the date of termination.
     The Change of Control Agreement is renewable upon the third anniversary of its effective date.

Employment Agreement between the Company and Barry G. Caldwell
     In July 2005, the Company entered into an employment agreement with Barry G. Caldwell, the Company’s new President and Chief Executive Officer. Pursuant to the terms of the employment agreement, Mr. Caldwell is entitled to receive an annualized salary of $300,000, is eligible to participate in the Company’s existing profit and executive bonus programs and receives relocation benefits in connection with his establishment of full-time residence in the San Francisco Bay Area. If Mr. Caldwell terminates his employment within 12 months, he is required to repay the relocation benefits on a pro-rata basis.
Severance and Change of Control Agreement between the Company and Barry G. Caldwell
     In the event that Mr. Caldwell’s employment is terminated by the Company as a result of an actual termination by the Company or a successor other than for cause or Mr. Caldwell terminates his employment for good reason and either of these terminations occurs at any time between the public disclosure of any event that would result in a change of control and the occurrence of abandonment of such event or between the occurrence of such change of control event and the nine month anniversary of such event, Mr. Caldwell will receive:
•	Acceleration of 50% of the unvested shares subject to all of his outstanding options to purchase shares of the Company Common Stock and release of 50% of any of his shares of Company Common Stock subject to a Company repurchase right;

•	Severance pay equal to his base salary rate had he continued his employment with the Company through the 18 month anniversary of the termination, or through the 12 month anniversary of the termination if the termination occurs prior to July 2006 (such period is referred to as the “Change of Control Severance Payment Period”); and

•	Continued coverage of employee benefits under the Company’s employee benefit plans during the Change of Control Severance Payment Period;
     In the event that Mr. Caldwell’s employment is terminated by the Company as a result of an actual termination by the Company or a successor other than for cause or Mr. Caldwell terminates his employment for good reason and either of these terminations does not occur at any time between the public disclosure of any event that would result in a change of control and the occurrence of abandonment of such event or between the occurrence of such change of control event and the nine month anniversary of such event, Mr. Caldwell would be entitled to receive:
•	Severance pay equal to his base salary rate had he continued his employment with the Company through the 12 month anniversary of the termination, or through the six month anniversary of the termination if the termination occurs prior to July 2006 (such period is referred to as the “Non-Change of Control Severance Payment Period”); and

•	Continued coverage of employee benefits under the Company’s employee benefit plans during the Non-Change of Control Severance Payment Period;
     In the event that Mr. Caldwell is terminated for cause or voluntarily terminates his employment other than for good reason, Mr. Caldwell will (i) receive earned but unpaid base salary through the date of termination and (ii) receive accrued vacation, expense reimbursements and other benefits due through the date of termination.
     The Change of Control Agreement is renewable upon the third anniversary of its effective date.

Other Employee Benefit Plans
     401(k) Plan
     The Company sponsors a 401(k) Plan under which eligible employees may contribute, on a pre-tax basis, up to 15% of the employee’s total annual income from the Company, excluding bonuses, subject to certain IRS limitations. The Company matches 50% of the employee’s contribution up to a maximum amount. The maximum Company match in fiscal year 2006 was $1,000 per employee and in fiscal year 2007 is $2,000 per employee. All full-time employees who have attained age 18 are eligible to participate in the plan. All contributions are allocated to the employee’s individual account and, at the employee’s election, are invested in one or more investment funds available under the plan. Contributions are fully vested and not forfeitable.
     2005 Employee Stock Purchase Plan
     The Company’s 2005 Employee Stock Purchase Plan permits employees, including the Company’s officers, who are employed for at least twenty hours per week to purchase Common Stock of the Company, through payroll deductions at the lower of 85% of the fair market value of the Common Stock at the beginning or at the end of each six-month offering period. Payroll deductions may not exceed 10% of an employee’s compensation. Notwithstanding the foregoing, no employee may be granted the right to purchase more than $25,000 worth or more than 2,000 shares of Common Stock annually. The 2005 Employee Stock Purchase Plan provides for two offering periods during each fiscal year, each having a duration of six months, and has such other features as described previously.
     2006 Incentive Plan
     The Company’s 2006 Incentive Plan (the “2006 Incentive Plan”) provides for the payment of cash bonuses to the Company’s employees, including the Company’s officers, upon the Company’s achievement of a targeted operating income amount, excluding funds to be set aside for inclusion in the 2006 Incentive Plan (the “Targeted Operating Income”). The 2006 Incentive Plan consists of a profit sharing component in which substantially all of the Registrant’s employees, with certain exceptions, are eligible to participate and a management bonus program component in which executive officers, director level employees and other managers are eligible to participate.
Estimated Payments Upon Termination or Change in Control
     This table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above. Payments and benefits are estimated assuming that the triggering event took place on the last business day of fiscal 2006 (December 29, 2006), and the price per share of Iridex’s common stock is the closing price on the Nasdaq GM as of that date ($8.87). There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, of if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

Estimated Payments Upon Termination or Change of Control

		Involuntary Termination		Voluntary Termination
		Other Than For Cause		for Good Reason
		Outside of 9
		Months	Within 9	Outside of 9	Within 9
		from	Months of	Months from	Months of
		Change in	Change in	Change in	Change in
		Control	Control	Control	Control
Name	Type of Benefit	($) (1)	($) (2)	($) (1)	($) (2)
Barry G. Caldwell	Cash Severance Payments	$300,000	$450,000	$300,000	$450,000
	Vesting Acceleration (3)		$271,249		$271,249
	Continued Coverage of Employee Benefits (4)	$20,378	$30,568	$20,378	$30,568
	Total Termination Benefits:	$320,378	$751,817	$320,378	$751,817

Larry Tannenbaum	Cash Severance Payments	$217,115	$325,673	$217,115	$325,673
	Vesting Acceleration (3)		$38,350		$38,350
	Continued Coverage of Employee Benefits (4)	$20,224	$30,335	$20,224	$30,335
	Total Termination Benefits:	$237,339	$394,358	$237,339	$394,358

Theodore A. Boutacoff	Cash Severance Payments	$364,603	$364,603	$364,603	$364,603
	Vesting Acceleration (3)	$305,339	$305,339	$305,339	$305,339
	Continued Coverage of Employee Benefits (4)	$20,919	$20,919	$20,919	$20,919
	Total Termination Benefits:	$690,862	$690,862	$690,862	$690,862

(1)	Reflects the terms of the Employment Agreements between the Company and listed officers described above: Mr. Caldwell and Mr. Tannenbuam have a Non-Change of Control Severance Period of 12 months. Mr. Boutacoff receives severance pay equal to his full salary until 3 years from the date a new CEO commenced employment (July 5, 2005), or 18 months and 7 days.

(2)	Reflects the terms of the Employment Agreements between the Company and listed officers described above: Mr. Caldwell and Mr. Tannenbuam have a Change of Control Severance Period of 18 months. Mr. Boutacoff receives severance pay equal to his full salary until 3 years from the date a new CEO commenced employment (July 5, 2005), or 18 months and 7 days.

(3)	Reflects the aggregate market value of unvested option grants. For unvested option grants, aggregate market value is computed by multiplying (i) the difference between $8.87 and the exercise price of the option, by (ii) the number of shares underlying unvested options at December 29, 2006. Mr. Boutacoff receives the acceleration in full of his unvested options; Mr. Caldwell and Mr. Tannenbaum each receive acceleration of 50% of their unvested options if within 9 months of a change in control.

(4)	Assumes continued coverage of employee benefits at the amounts paid by the Company for fiscal 2006 for health, dental, vision, long-term disability and life insurance coverage.

REPORT OF THE COMPENSATION AND NOMINATING COMMITTEE
OF THE BOARD OF DIRECTORS
General
     For the fiscal year ended December 30, 2006, the Compensation and Nominating Committee of the Board of Directors established the overall executive compensation strategies of the Company and approved compensation elements for the Company’s Chief Executive Officer and other executive officers. Among other things, the Compensation and Nominating Committee reviews and advises the Board regarding all forms of compensation to be provided to the officers, employees, directors and consultants of the Company, develops general criteria regarding the qualifications and selection of Board members, and recommends candidates for election to the Board. The Compensation and Nominating Committee is comprised of three independent, non-employee members of the Board of Directors, none of whom has interlocking relationships as defined by the Commission. The Compensation and Nominating Committee has available to it such external compensation advice and data as the Compensation and Nominating Committee deems appropriate to obtain.
     The compensation philosophy of the Compensation and Nominating Committee is to provide a comprehensive compensation package for each executive officer that is competitive with those offered by companies of similar type and size, in the same geographical area and whose executives perform similar skills to those performed by the executives of the Company. Accordingly, the Compensation and Nominating Committee follows a compensation strategy that has used vesting terms to incentivize and reward executives as the Company addresses the challenges associated with growth. As the Compensation and Nominating Committee applies this compensation philosophy in determining appropriate executive compensation levels and other compensation factors, the Compensation and Nominating Committee reaches its decisions with a view towards the Company’s overall financial performance. The Compensation and Nominating Committee strives to structure each officer’s overall compensation package to enable the Company to attract, retain and reward personnel who contribute to the success of the Company.
     The Compensation and Nominating Committee has reviewed and discussed with management the Compensation Discussion and Analysis for the named executive officers required by Item 402(b) of Regulation S-K and based on this discussion the Compensation and Nominating Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report.
Committee Charter
     The Compensation and Nominating Committee adopted its written charter in April 2004. A copy of the Compensation and Nominating Committee charter, including any updates thereto, is available at our website at www.iridex.com.
Executive Officer Compensation
     The objectives of the executive officer compensation program are to attract, retain, motivate and reward key personnel who possess the necessary leadership and management skills through competitive base salary, annual cash bonus incentives, long-term incentive compensation in the form of stock options, and various benefits generally available to employees of the Company.
     Base Salary. Base salary levels for the Company’s executive officers are generally targeted to be competitive with companies in the same stage of development and in the same industry and geographic area.

     In determining salaries, the Committee also takes into account the Chief Executive Officer’s recommendations, individual experience, contributions to corporate goals and the Company’s performance.
     Incentive Bonuses. The Compensation and Nominating Committee believes that a cash incentive bonus plan can serve to motivate the Company’s executive officers and management to address annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of stock options. The Company had an incentive bonus plan for executive officers in fiscal 2006. The Company has discussed an incentive bonus plan for 2007, but requires final Board approval before going into effect.
     Stock Option Grants. Stock options or other stock grants are granted to executive officers and other employees under the Company’s option plans. These stock option or other stock grants are intended to focus the recipient on the Company’s long-term performance to improve stockholder value and to retain the services of executive officers in a competitive job market by providing significant long-term earning potential. To this end, stock options generally vest over a four-year period, based on continued employment. Factors considered in granting stock options to executive officers of the Company are the duties and responsibilities of each individual, such individual’s contributions to the success of the Company and other relevant factors. The Company views stock options as an important component of long-term compensation for executive officers since options motivate executive officers to manage the Company in a manner that is consistent with the interests of stockholders.
CEO Compensation
     Compensation for the Chief Executive Officer is consistent with the philosophies and practices described above for executive officers in general.

COMPENSATION AND NOMINATING COMMITTEE OF THE BOARD OF DIRECTORS

Donald L. Hammond
Garrett A. Garrettson
Robert K. Anderson

REPORT OF THE AUDIT AND CORPORATE GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS
General
     For the fiscal year ended December 30, 2006, the Audit and Corporate Governance Committee of the Board of Directors oversaw the accounting and financial reporting processes of the Company and audits of the financial statements of the Company and assisted the Board with the oversight and monitoring of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent accountant’s qualifications, independence and performance, and the Company’s internal accounting and financial controls. For the fiscal year ended December 30, 2006, the Audit and Corporate Governance Committee was comprised of the directors named below.
Committee and Charter
     On April 5, 2004, the Board established the Audit and Corporate Governance Committee. The Audit and Corporate Governance Committee adopted its written charter in April 2004. A copy of the Audit and Corporate Governance Committee charter, including any updates thereto, is available on our website at www.iridex.com.
     The Board has determined that each member of the Audit and Corporate Governance Committee is independent as defined under the Sarbanes-Oxley Act of 2002 and the listing standards of The Nasdaq Stock Market and that Mr. Fitch is an “audit committee financial expert” as defined in rules of the SEC.
Review with Management
     The Audit and Corporate Governance Committee reviewed and discussed our audited financial statements for the fiscal year ended December 30, 2006 and the notes thereto, with management, which has primary responsibility for the financial statements. PricewaterhouseCoopers LLP, our independent registered public accounting firm, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles.
Review and Discussions with Independent Registered Public Accounting Firm
     The Audit and Corporate Governance Committee discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm, the matters required to be discussed by the Statement on Accounting Standards No. 61 (Communications with Audit Committees), as may be modified or supplemented (Codification of Statements on Auditing Standards), which includes, among other items, matters related to the conduct of the audit of our financial statements.
     The Audit and Corporate Governance Committee also received written disclosures and the letter from PricewaterhouseCoopers LLP, required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), which relates to the auditors’ independence from us and our related entities and has discussed with PricewaterhouseCoopers LLP that firm’s independence from us. The Audit and Corporate Governance Committee also concluded that PricewaterhouseCoopers LLP’s provision of non-audit services, as described previously, to the Company is compatible with PricewaterhouseCoopers LLP’s independence.

Conclusion
     Based on the review and discussions referred to above, the Audit and Corporate Governance Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 30, 2006 for filing with the Commission.

AUDIT AND CORPORATE GOVERNANCE COMMITTEE OF THE BOARD OF DIRECTORS

Sanford Fitch
Garrett A. Garrettson
Donald L. Hammond

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     Since the beginning of the Company’s last fiscal year, there has not been nor is there currently proposed any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer, holder of more than 5% of the Common Stock of the Company or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than indemnification agreements between the Company and each of its directors and officers.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Commission and the National Association of Securities Dealers, Inc. Such executive officers, directors and greater than 10% stockholders are also required by SEC rules to furnish the Company with copies of all forms that they file pursuant to Section 16(a). Specific due dates have been established by the Commission, and the Company is required to disclose in this Proxy Statement any failure to file by those dates. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no filings were required for such persons, the Company is aware of the following late Section 16(a) filing: Barry Caldwell filed a late Form 4 reporting one transaction in June 2006. The Company believes that all other reports required to be filed under Section 16(a) have been filed on a timely basis during the Company’s 2006 fiscal year.
OTHER MATTERS
     The Board of Directors does not know of any other matters to be presented at this meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend.
THE BOARD OF DIRECTORS
Dated: April 27, 2007

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MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6
Electronic Voting Instructions

You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 7, 2007.

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A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. and 3.
+
1. Election of Directions:	For	Withhold		For	Withhold		For	Withhold
01 - Theodore A. Boutacoff	☐	☐	02 - James L. Donovan	☐	☐	03 - Donald L. Hammond	☐	☐
04 - Garrett A. Garrettson	☐	☐	05 - Robert K. Anderson	☐	☐	06 - Sanford Fitch	☐	☐
07 - Barry G. Caldwell	☐	☐

		For	Against	Abstain			For	Against	Abstain
2	Proposal to approve the amended and restated 1998 Stock Plan.	☐	☐	☐	3	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for fiscal year ending December 29, 2007.	☐	☐	☐

In their discretion, the proxies and attorneys-in-fact are authorized to vote upon such other matters which may properly come before the meeting and any adjournment(s) or postponement(s) thereof.

B	Non-Voting Items

Change of Address — Please print new address below.

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This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign. If a corporation, please sign in full corporate name by authorized person. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

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Proxy — Iridex Corporation

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

2007 ANNUAL MEETING OF STOCKHOLDERS June 7, 2007

The undersigned stockholder of IRIDEX Corporation, a Delaware corporation (“IRIDEX”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 27, 2007, and hereby appoints Barry G. Caldwell and Larry Tannenbaum, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2007 Annual Meeting of Stockholders of IRIDEX to be held on June 7, 2007, at 10:00 a.m., Pacific Daylight Savings Time, at the principal offices of IRIDEX located at 1212 Terra Bella, Mountain View, California 94043, and at any adjournment(s) or postponement(s) thereof and to vote all shares of Common Stock of IRIDEX which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this Proxy.

This proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of directors, FOR approval of the amended and restated 1998 Stock Plan, FOR ratification of the appointment of the Company’s independent registered public accounting firm, and as said proxies deem advisable on such other matters as may come before the meeting and any adjournment(s) or postponement(s) thereof. The Board of Directors unanimously recommends a vote “FOR” each of Proposals 1, 2, and 3.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE